LEGG MASON PARTNERS VARIABLE EQUITY TRUST:

LEGG MASON PARTNERS VARIABLE APPRECIATION PORTFOLIO
LEGG MASON PARTNERS VARIABLE FUNDAMENTAL VALUE PORTFOLIO

Sub-Item 77C

Registrant incorporates by reference
Registrant's Form N-14AE filed on July 21, 2006.
(Accession No. 0001193125-06-150767)